Exhibit 23.1




                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2001 relating to the financial statements and financial statement schedule, which appears in Graphic Packaging International Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.



PricewaterhouseCoopers LLP
Denver, Colorado
June 22, 2001